Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS
•	Revenue before reimbursements (RBR) for fourth quarter 2009 totaled $153 million compared to $174 million in fourth quarter 2008 and $159 million in third quarter 2009. For the full year 2009 RBR totaled $637 million, down 12% from $727 million in 2008.

•	Adjusted earnings per share (adjusted to exclude the net income impact from severance and other operating costs) was $0.18 in fourth quarter 2009 compared to $0.25 for fourth quarter 2008. GAAP earnings per share totaled $0.10 in fourth quarter 2009 compared to $0.23 in fourth quarter 2008.

•	Utilization remained solid throughout fourth quarter 2009 and averaged 76%, consistent with third quarter 2009 and compared to 77% in fourth quarter 2008.

•	Average bill rate for fourth quarter 2009 was $260, up slightly from $257 in fourth quarter 2008 and $255 in third quarter 2009.

•	Cost reduction efforts initiated in early 2009 exceeded original savings estimates and debt, net of cash, at December 31, 2009 declined almost $40 million from December 31, 2008.
CHICAGO, February 18, 2010 — Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the fourth quarter and full year ended December 31, 2009.
“Navigant delivered solid fourth quarter operating and financial results that were in line with our expectations,” stated William M. Goodyear, Chairman and Chief Executive Officer. “The gradual improvement that we began to see in the third quarter continued through year end across the majority of our practices. Despite the challenging economic environment of 2009, we successfully intensified our client focus, realigned our cost structure, posted improved operating results as the year progressed, and finished the year with excellent liquidity. As importantly, we identified disputes, economics, healthcare and energy as key areas for long term growth and subsequently sharpened our investment focus within these practices.”
Fourth Quarter and Full Year 2009 Results
The Company’s fourth quarter and full year 2009 results are summarized as follows:

Total Company Fourth Quarter and Full Year Financial Results (1)

	Q4 2009	Q4 2008	Change	2009	2008	Change
Revenue Before Reimbursements ($000)	$153,051	$174,475	-12.3%	$636,748	$727,062	-12.4%
Total Revenues ($000)	$173,958	$194,001	-10.3%	$707,239	$810,640	-12.8%
EBITDA ($000)	$19,013	$32,503	-41.5%	$83,630	$124,976	-33.1%
Adjusted EBITDA excluding office consolidation and severance expense ($000)	$25,448	$33,631	-24.3%	$101,352	$131,909	-23.2%
Net Income ($000)	$4,789	$11,329	-57.7%	$21,947	$40,057	-45.2%
Earnings Per Share	$0.10	$0.23	-56.5%	$0.44	$0.83	-47.0%
Adjusted Earnings Per Share excluding office consolidation and severance expense (non GAAP)	$0.18	$0.25	-28.0%	$0.68	$0.95	-28.4%
Average Billable FTEs	1,685	1,940	-13.1%	1,797	1,926	-6.7%
End of Period Billable FTEs	1,666	1,931	-13.7%	1,666	1,931	-13.7%
Consultant Utilization (1,850 base)	76%	77%	-1.3%	75%	79%	-5.1%
Average Bill Rate (excluding success fees)	$260	$257	1.2%	$254	$260	-2.3%
DSO	78	73	6.8%	78	73	6.8%

(1)	See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share, excluding the net income impact of severance and other operating costs, to the closest GAAP measure.
Navigant’s fourth quarter 2009 RBR totaled $153 million, down from $174 million in the fourth quarter of 2008 and from $159 million in the third quarter 2009. Utilization remained a steady 76% while average bill rate increased to $260 for the quarter. Navigant’s average billable full time equivalent (FTE) headcount was 1,685, down 13% from fourth quarter 2008, reflecting actions taken to realign staffing levels with reduced demand as a result of the recessionary environment.
For the full year, the Company’s 2009 RBR decreased 12% as discretionary spending declined in industries such as financial services and insurance, and a slow down occurred in general litigation and investigations. Navigant’s redeployment of several non strategic service lines following the Company’s strategic review also impacted 2009 revenue in the second half of the year. Adverse currency movements affected year over year comparisons by approximately $14 million. However, aggressive cost management efforts, including staffing reductions made throughout the year, enabled the Company to stabilize margins. 2009 severance expense totaled $4.3 million in the fourth quarter and $10.2 million in the full year 2009, compared to $1.1 million and $4.3 million in the respective periods for 2008. General and administrative expenses decreased 17% to $129 million in 2009, while cost of services (excluding reimbursables) decreased 6% to $417 million in 2009. Bad debt expense declined sharply in the fourth quarter due to strong year end collections, falling to $0.8 million from $3.1 million in fourth quarter 2008. Full year 2009 bad debt expense declined approximately $5 million from 2008 levels.
Business Segment Highlights
Fourth quarter and full year 2009 financial results for the Company’s four business segments are summarized as follows:

Business Segment Fourth Quarter and Full Year Financial Results (2)

	Q4 2009	Q4 2008	Change	2009	2008	Change
Business Segment Revenues ($000)
North American Dispute and Investigative Services	$69,954	$78,790	-11.2%	$287,387	$338,230	-15.0%
North American Business Consulting Services	71,874	84,703	-15.1%	291,607	355,991	-18.1%
International Consulting Operations	19,531	15,804	23.6%	72,820	79,526	-8.4%
Economic Consulting Services	12,599	14,704	-14.3%	55,425	36,893	50.2%
Total Company	$173,958	$194,001	-10.3%	$707,239	$810,640	-12.8%
Business Segment Revenues before Reimbursements ($000)
North American Dispute and Investigative Services	$62,976	$71,359	-11.7%	$261,892	$306,850	-14.7%
North American Business Consulting Services	63,041	75,131	-16.1%	263,263	314,677	-16.3%
International Consulting Operations	15,571	13,778	13.0%	60,107	69,793	-13.9%
Economic Consulting Services	11,463	14,207	-19.3%	51,486	35,742	44.0%
Total Company	$153,051	$174,475	-12.3%	$636,748	$727,062	-12.4%
Segment Operating Profit ($000)
North American Dispute and Investigative Services	$24,446	$30,106	-18.8%	$103,645	$131,440	-21.1%
North American Business Consulting Services	20,795	31,695	-34.4%	94,950	127,065	-25.3%
International Consulting Operations	2,267	3,562	-36.4%	14,463	23,251	-37.8%
Economic Consulting Services	3,402	5,219	-34.8%	18,173	14,121	28.7%
Total Company	$50,910	$70,582	-27.9%	$231,231	$295,877	-21.8%

(2)	For further details see the Q4 2009 Metrics Summary posted at www.navigantconsulting.com/investor_relations.
The Company’s Dispute and Investigative Services segment reported RBR of $63 million for fourth quarter 2009, a decline of 4% from third quarter 2009, and 12% below fourth quarter 2008 levels. Average billable FTEs for the segment were 663 for fourth quarter 2009 compared to 779 for fourth quarter 2008. While segment results for the year reflected market softness, there are encouraging signs that demand is strengthening and that uncertainty in the Company’s legal, economic and regulatory channels may be abating. The precise timing of market improvements remains undefined as general litigation makes its way through the investigative and dispute process.
Navigant’s Business Consulting Services segment achieved RBR of $63 million for fourth quarter 2009, down slightly from third quarter 2009, and down 16% from fourth quarter 2008. Average billable FTEs for the segment were 723 for fourth quarter 2009, down 148 from fourth quarter 2008. Opportunities associated with healthcare reform continue to drive demand as the industry seeks expertise to improve profitability and address increasing regulatory pressures regarding compliance. Additionally, the energy practice continues to benefit from demand for services related to energy efficiency, Smart Grid and renewable energy. Lastly, Navigant’s restructuring and valuations teams had strong year end performances and continued to favorably impact segment results.
RBR for Navigant’s International Consulting Operations segment held steady at $16 million for fourth quarter 2009 compared to third quarter 2009, and improved 13% from fourth quarter 2008. A slightly favorable exchange rate impacted fourth quarter comparisons, as did ongoing solid momentum in the international financial services and construction disputes arenas. Segment operating profit declined to 15% in the fourth quarter primarily due to high severance charges for the period. Overall, the broader international disputes environment showed indications of improvement as more parties began to actively pursue formal disputes.
The Company’s Economic Consulting Services segment reported RBR of $11 million for fourth quarter 2009, a decline of 17% from third quarter 2009 and 19% below fourth quarter 2008 levels. Full year 2009 RBR was $51 million compared to partial year RBR of $36 million in 2008 (the Economic Consulting Services segment was formed in May 2008 with the acquisition of Chicago Partners). Fourth quarter 2009 declines were the result of the wind down of several large ongoing matters in concert with delays experienced in the initiation of new projects.

Consistent with the gradually improving disputes environment, several new cases have resulted in a growing pipeline at the beginning of 2010.
A Company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Acquisitions of Summit Blue Consulting and Empiris, LLC
On January 11, 2010 Navigant announced the acquisition of Summit Blue Consulting, a Boulder, Colorado based energy industry consulting firm specializing in energy efficiency, demand-side management, Smart Grid, and renewable energy. Additionally, on January 25, 2010 Navigant announced the acquisition of Empiris, LLC, a leading Washington, D.C. based economics consulting firm. “The Summit Blue and Empiris teams make outstanding additions to Navigant’s existing portfolio of energy and economics services and clearly support the execution of our strategic plans,” stated Mr. Goodyear.
2010 Outlook
“We certainly enter 2010 with more confidence than we felt one year ago,” stated Mr. Goodyear. “But we must acknowledge that the economy and the markets remain under significant stress. While we were not satisfied with our financial performance in 2009, we took the actions needed to preserve an acceptable level of profitability while maintaining the key capabilities of the firm. We moved from defense to offense during the latter part of 2009 and expect those efforts to increasingly be reflected in our results as 2010 and 2011 progress. We expect to grow EPS and EBITDA in 2010, we are well positioned to serve priority markets, and we have the financial flexibility to pursue our growth initiatives.”
Fourth Quarter and Full Year 2009 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s 2009 financial results and 2010 outlook at 10:00 a.m. Eastern Time on Thursday, February 18, 2010. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 60 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success and timing of the Company’s strategy implementation following its strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges;

management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarters ended December 31,		For the year ended December 31,
	2009	2008	2009	2008
Revenues
Revenues before reimbursements	$153,051	$174,475	$636,748	$727,062
Reimbursements	20,907	19,526	70,491	83,578

Total revenues	173,958	194,001	707,239	810,640
Cost of Services:
Cost of services before reimbursable expenses	103,766	107,027	416,545	444,035
Reimbursable expenses	20,907	19,526	70,491	83,578

Total costs of services	124,673	126,553	487,036	527,613
General and administrative expenses	28,142	34,877	129,048	155,378
Depreciation expense	4,288	4,426	17,600	17,302
Amortization expense	2,947	3,607	13,014	16,386
Other operating costs:
Office consolidation	2,305	561	8,810	5,207

Operating income	11,603	23,977	51,731	88,754
Interest expense	3,485	4,756	15,076	20,146
Interest income	(303)	(305)	(1,211)	(1,182)
Other income, net	12	(92)	(182)	(62)

Income before income tax expense	8,409	19,618	38,048	69,852
Income tax expense	3,620	8,289	16,101	29,795

Net income	$4,789	$11,329	$21,947	$40,057

Basic net income per share	$0.10	$0.24	$0.46	$0.86
Shares used in computing income per basic share	48,586	47,084	48,184	46,601

Diluted net income per share	$0.10	$0.23	$0.44	$0.83
Shares used in computing income per diluted share	50,018	49,145	49,795	48,285

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	December 31,	December 31,	September 30,
	2009	2008	2009

ASSETS

Current assets:
Cash and cash equivalents	$49,144	$23,134	$13,342
Accounts receivable, net	163,608	170,464	185,129
Prepaid expenses and other current assets	16,374	13,455	13,710
Deferred income tax assets	19,052	21,494	19,826

Total current assets	248,178	228,547	232,007
Non-current assets
Property and equipment, net	42,975	45,151	43,782
Intangible assets, net	30,352	38,108	30,515
Goodwill	485,101	463,058	474,134
Other assets	13,639	17,529	14,040

Total assets	$820,245	$792,393	$794,478

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	8,203	8,511	6,117
Accrued liabilities	8,664	10,086	9,097
Accrued compensation-related costs	69,751	72,701	51,716
Income taxes payable	—	1,371	2,653
Notes payable	—	4,173	—
Term loan -current	12,375	2,250	7,313
Other current liabilities	34,441	31,467	36,583

Total current liabilities	133,434	130,559	113,479
Non-current liabilities:
Deferred income taxes	37,096	28,511	31,512
Other non-current liabilities	23,923	37,336	24,477
Bank debt non-current	—	10,854	2,388
Term loan non-current	207,000	219,375	212,625

Total non-current liabilities	268,019	296,076	271,002

Total liabilities	401,453	426,635	384,481

Stockholders’ equity:
Common stock	60	59	60
Additional paid-in capital	559,368	555,737	557,758
Deferred stock issuance, net	—	985	—
Treasury stock	(218,798)	(231,071)	(218,798)
Retained earnings	91,186	69,239	86,397
Accumulated other comprehensive loss	(13,024)	(29,191)	(15,420)

Total stockholders’ equity	418,792	365,758	409,997

Total liabilities and stockholders’ equity	$820,245	$792,393	$794,478

Selected Data

Days sales outstanding, net (DSO) [1]	78	73	87

1)	Net of deferred revenue.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	For the quarters ended		For the year ended
	December 31,		December 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$4,789	$11,329	$21,947	$40,057
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Depreciation expense	4,288	4,426	17,600	17,302
Depreciation expense- office consolidation	175	493	1,285	2,534
Amortization expense	2,947	3,607	13,014	16,386
Share-based compensation expense	1,468	2,207	7,478	11,839
Accretion of interest expense	194	292	887	996
Deferred income taxes	5,544	1,369	6,366	(4,461)
Allowance for doubtful accounts receivable	800	3,091	15,053	20,292
Other, net	—	273	—	—
Changes in assets and liabilities:
Accounts receivable	20,919	18,338	(4,631)	4,280
Prepaid expenses and other assets	(2,264)	3,258	1,088	(12,708)
Accounts payable	2,151	(744)	(344)	1,442
Accrued liabilities	(228)	341	(989)	(159)
Accrued compensation-related costs	18,021	3,448	(3,305)	5,268
Income taxes payable	(2,969)	3,877	1,063	(2,621)
Other liabilities	(1,587)	(2,455)	979	(8,744)

Net cash provided by operating activities	54,248	53,150	77,491	91,703

Cash flows from investing activities:
Purchases of property and equipment	(4,018)	(2,343)	(17,641)	(7,398)
Acquisitions of businesses, net of cash acquired	(11,000)	(4,222)	(12,875)	(54,222)
Payments of acquisition liabilities	(1,000)	—	(3,821)	(3,154)
Other, net	137	(2)	28	(865)

Net cash used in investing activities	(15,881)	(6,567)	(34,309)	(65,639)

Cash flows from financing activities:
Issuances of common stock	487	1,352	3,173	6,650
Payments of notes payable	—	(1,000)	(4,482)	(5,976)
Repayments to banks, net of borrowings	(2,217)	(32,451)	(12,313)	(11,456)
Payments of term loan installments	(562)	(563)	(2,250)	(2,250)
Other, net	(121)	(46)	(1,009)	(283)

Net cash used in financing activities	(2,413)	(32,708)	(16,881)	(13,315)

Effect of exchange rate changes on cash	(152)	(1,271)	(291)	(1,271)

Net increase in cash and cash equivalents	35,802	12,604	26,010	11,478
Cash and cash equivalents at beginning of the period	13,342	10,530	23,134	11,656

Cash and cash equivalents at end of the period	$49,144	$23,134	$49,144	$23,134

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to the Company’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. During 2009, the Company incurred significant severance expense as staffing levels were adjusted to market demand and Navigant executed its strategic refresh initiative involving the redeployment of certain resources. The Company also continues to be impacted by office consolidation expense due to its real estate initiatives including the impact of closing certain offices and changes in market conditions associated with expected sublease proceeds. Adjusted EBITDA and adjusted operating income exclude the impact of severance and office consolidation expense and adjusted earnings per share exclude the net income impact of severance and office consolidation expense in all periods presented. Severance and office consolidation expense are not considered to be non-recurring, infrequent or unusual to our business, however, management believes providing investors with this information gives additional insights into Navigant’s operating performance. While management believes that these non-GAAP financial measures are useful in evaluating Navigant’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted operating income
EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income exclude the impact of severance and office consolidation expense as discussed above. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended December 31,		For the year ended December 31,
	2009	2008	2009	2008

EBITDA reconciliation:
Operating income	$11,603	$23,977	$51,731	$88,754
Depreciation	4,288	4,426	17,600	17,302
Accelerated depreciation — office consolidation	175	493	1,285	2,534
Amortization	2,947	3,607	13,014	16,386

EBITDA	$19,013	$32,503	$83,630	$124,976

Adjusted EBITDA and operating income to exclude office consolidation and severance expense reconciliation to operating income
Operating income	$11,603	$23,977	$51,731	$88,754
Other operating costs — office consolidation	2,305	561	8,810	5,207
Severance expense	4,305	1,060	10,197	4,260

Adjusted operating income to exclude office consolidation and severance expense	$18,213	$25,598	$70,738	$98,221
Depreciation	4,288	4,426	17,600	17,302
Amortization	2,947	3,607	13,014	16,386

Adjusted EBITDA, excluding office consolidation and severance expense	$25,448	$33,631	$101,352	$131,909

Adjusted earnings per share (adjusted to exclude the net income impact from office consolidation and severance expense)
The Company discloses adjusted earnings per share to exclude the net income impact from severance and office consolidation expense as discussed above. Management believes the adjusted earnings per share information provides additional insights into Navigant’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended December 31,		For the year ended December 31,
	2009	2008	2009	2008

Office consolidation expense	$2,305	$561	$8,810	$5,207
Tax benefit (1)	(930)	(226)	(3,553)	(2,100)

Net income impact of office consolidation expense	$1,375	$335	$5,257	$3,107

Shares used in computing income per diluted share	50,018	49,145	49,795	48,285
Diluted income per share impact of office consolidation expense	$0.03	$0.01	$0.11	$0.06

Severance expense	$4,305	$1,060	$10,197	$4,260
Tax benefit(1)	(1,442)	(413)	(3,589)	(1,512)

Net income impact of severance expense	$2,863	$647	$6,608	$2,748

Shares used in computing income per diluted share	50,018	49,145	49,795	48,285
Diluted income per share impact of severance expense	$0.06	$0.01	$0.13	$0.06

Net income	$4,789	$11,329	$21,947	$40,057
Net income impact of office consolidation expense	1,375	335	5,257	3,107
Net income impact of severance expense	2,863	647	6,608	2,748

Adjusted net income, excluding the net income impact of office consolidation and severance expense	$9,027	$12,311	$33,812	$45,912

Shares used in computing income per diluted share	50,018	49,145	49,795	48,285
Adjusted earnings per share, excluding the net income impact of office consolidation and severance expense	$0.18	$0.25	$0.68	$0.95

(1)	Effective tax benefit has been determined based on specific tax jurisdiction.